EXHIBIT 10.12

TRUST AGREEMENT BY AND BETWEEN
AVON PRODUCTS, INC.
AND
THE CHASE MANHATTAN BANK, N.A.

     THIS AGREEMENT, amended and restated as of the 29th day of October, 1998, between AVON PRODUCTS, INC., a corporation organized and existing under the laws of the State of New York (the “Company”), and THE CHASE MANHATTAN BANK, N.A., a national banking association having its principal office in New York (the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Company has incurred and expects to continue to incur liabilities with respect to certain retirement income and death benefits to or with respect to certain key management employees pursuant to the terms of the Supplemental Executive Retirement Plan (the “SERP”) and the Supplemental Life Plan of Avon Products, Inc. (the “SLIP”); and

      WHEREAS, the Company may have incurred or may hereafter incur further liabilities under another plan or other plans of the Company, and the Company may decide to cover the liabilities arising under such plans under the Trust (hereinafter referred to collectively with the SERP and the SLIP as the “Plans”); and

      WHEREAS, the Company previously established this Trust as an irrevocable grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the “Code”), which is not intended to be qualified under Sections 401(a) and 501(a) of the Code, to provide assurance to its key management employees (the “Participants”) and their surviving spouses, dependent children, beneficiaries or estates (collectively, the “Beneficiaries”) that the company will be able to meet its obligations with respect to their benefits under the Plans in the future by application of the procedures governing the Trust; and

      WHEREAS, amounts transferred to the Trust, as determined by the Company from time to time in its sole discretion, and the earnings thereon shall be used by the Trustee solely in satisfaction of the liabilities of the Company with respect to the Participants in the Plans and their Beneficiaries and such utilization shall be in accordance with the procedures set forth herein, except that all such amounts held at any time shall be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency, as defined in Section 2.1; and

     WHEREAS, any amount transferred by the Company to the Trust and the earnings thereon shall revert to the Company only upon satisfaction of all liabilities of the Company under the Plans, except that all such amounts held at any time under this Agreement shall be subject to the claims of general creditors of the Company in the event of bankruptcy or insolvency, as defined in Section 2.1; and

     WHEREAS, to provide for more efficient administration of the Trust in order to best enable the Company to meet all of its obligations under the Plans, the Company desired to amend and restate this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:

ARTICLE I

Establishment of Trust

     1.1. Trust Fund. The Company hereby establishes with the Trustee a Trust consisting of such sums of money, and such other property, including insurance policies, acceptable to the Trustee, as shall from time to time be paid or delivered to the Trustee by the Company and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, shall be referred to herein as the “Fund” and shall be held by the Trustee, IN TRUST, in accordance with the provisions of this Agreement. The Trust Fund shall be held in two subtrusts, one holding contributions received prior to January 1, 1990 (“Subtrust A”) and the one holding contributions received on or after January 1, 1990 (“Subtrust B”). Notwithstanding the foregoing, the Company or the Executive Benefits Committee established under the SLIP and the SERP (the “Executive Benefits Committee”) may direct that all or any portion of a post-1989 contribution shall be held under Subtrust A.

     The Fund shall be revalued by the Trustee as of the last business day of each calendar year at current market values, as determined by the Trustee; in addition, the Trustee may request that the assets of the Fund having a readily ascertainable fair market value (or otherwise able to be valued accurately and without undue administrative burden) shall be valued as of the last business day of any calendar month. The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. Except as otherwise expressly provided herein, this Trust shall be irrevocable and no part of the Fund shall revert, or be paid to, the Company.

     1.2. Contributions. The Trustee shall be responsible only for contributions actually received by it hereunder and the earnings on such contributions. The amount of each contribution by the Company to the Fund shall be determined in the sole discretion of the Company, and the Trustee shall have no duty or responsibility with respect thereto, except as otherwise expressly agreed to by the Trustee.

     1.3. The Subtrusts. The assets of Subtrust B shall be maintained either in one or more general accounts for the benefit of all Participants or all Participants in a particular Plan or benefiting under a particular aspect or portion of a particular Plan (each, a “General Account”)

and/or in a series of separate accounts (each, a “Separate Account”) established for the benefit of an individual Participant for purposes of funding such Participant's benefits (or a particular type of benefit) under any Plan. The assets of Subtrust A shall be allocated to Separate Accounts for the benefit of individuals who were Participants prior to January 1, 1990, as directed by the Company in its sole discretion.

     1.4. Accounts. More than one General Account may be maintained under Subtrust B (including two or more General Accounts established with respect to a single Plan) and more than one Separate Account may be maintained for each Participant under Subtrust A or Subtrust B, including Separate Accounts which reflect different interests under the same Plan. Each Account (whether General or Separate) shall be credited with the earnings or proceeds of any assets (the “Earmarked Assets”), including death benefits or other proceeds of insurance policies, specifically earmarked for the benefit of such Account (any such Account or portion of such Account holding Earmarked Assets shall hereafter be called an “Earmarked Account”) at the direction of the Company, and each Account (other than an Earmarked Account) shall share on a prorated basis in the earnings or proceeds of any assets of the Fund not so earmarked, including death benefits or other proceeds of insurance policies; provided, however, that an Account may be established solely to hold Earmarked Assets and, in such case, will have no interest in the other assets of the Fund. At any time directed by the Company prior to a Change of Control (as defined in Section 11.10), (i) assets held under Subtrust A or (ii) assets earmarked for an Earmarked Account or allocated to a Separate Account can be transferred to a General Account in Subtrust B, provided that, in each case, cash or property having a readily ascertainable fair market value (including, without limitation, securities traded on an established securities market), or any combination of such cash and property, is substituted for such assets in an amount at least equal to the fair market value of such assets. For purposes of the preceding sentence, the cash surrender value of a life insurance policy other than a term policy shall be deemed to be the policy's fair market value and the interpolated terminal reserve value of any term life insurance policy shall be the fair market value of any such policy. The Trustee shall maintain the records for any General Account or Separate Account that it is directed to establish hereunder (including, but not limited to, the crediting of investment experience or other proceeds of Earmarked Assets or available for proration among the participating Separate Accounts). At the time of any contribution to the Trust the Company shall, in its absolute discretion, direct the

Trustee regarding (i) whether the contribution is to be credited to Subtrust A or Subtrust B and (ii) the manner in which such contribution is to be allocated among any General Accounts, any Separate Accounts and any Earmarked Accounts established, if applicable, under such Subtrust. If no direction is given to the Trustee, with respect to all or any portion of any contribution to the Trust, such contribution shall be credited to Subtrust B and allocated to a General Account for the Plan with respect to which the contribution is being made. The Company shall have sole discretion to determine the amounts (and the manner in which such amounts are) credited to a Participant's Separate Account(s) or Earmarked Account(s) and may, prior to the occurrence of a Change of Control, direct the Trustee to reallocate amounts from (i) any General Account to any Separate Account(s) or Earmarked Account(s) (including from a General Account established under Subtrust B to a Separate Account or Earmarked Account established under Subtrust A) or (ii) from any Separate Account or Earmarked Account established under Subtrust B to any General Account.

ARTICLE II

Purpose of Trust

     2.1. Effect of Bankruptcy or Insolvency on Trust Distribution. The assets of the Trust shall be subject only to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency. The Company shall be considered “bankrupt” or “insolvent” if the Company is (A) unable to pay its debts when due or (B) engaged as a debtor in a proceeding under the Bankruptcy Code, 11 U.S.C. § 101 et seq. The Board of Directors and chief executive officer of the Company must give written timely notification to the Trustee of the Company's bankruptcy or insolvency. Upon receipt of such a notice, or upon actual knowledge of the Trustee, or upon receipt of a written allegation from a person or entity claiming to be a creditor of the Company that the Company is bankrupt or insolvent, the Trustee shall discontinue payments to Participants and Beneficiaries. The Trustee shall, as soon as practicable thereafter, determine whether the Company is bankrupt or insolvent. In determining whether the Company is bankrupt or insolvent, the Trustee may rely conclusively upon, and be protected in so relying upon, records of a court of competent jurisdiction or a report issued by a national credit reporting agency showing that the Company is or is not bankrupt or insolvent. If the Trustee determines, based on such information, that the Company is bankrupt or insolvent, the Trustee shall hold the assets of the Trust for the benefit of the Company's general creditors, and deliver any undistributed assets to satisfy the claims of such creditors as a court of competent jurisdiction may direct. If the Trustee is required to make any distribution for the benefit of creditors, the Trustee shall cause such distribution to be charged pro rata against all of the General Accounts in Subtrust B until all such Accounts are exhausted, then pro rata against the assets of Separate Accounts established under Subtrust A and Subtrust B which are not Earmarked Assets, and finally pro rata against the Earmarked Assets of all Separate Accounts established under Subtrust A and Subtrust B. The Trustee shall resume payments to Participants or Beneficiaries only after it has determined that the Company is not bankrupt or insolvent, is no longer bankrupt or insolvent (if the Trustee determined that the Company was bankrupt or insolvent), or pursuant to an order of a court of competent jurisdiction. Except as expressly provided above, unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

     If the Trustee discontinues payment of benefits from the Trust pursuant to this Section 2.1 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Participant or Beneficiary during the period of such discontinuance, less the aggregate amount of payments made to the Participant or Beneficiary by the Company, as certified by the Company to the Trustee, in lieu of the payments provided for hereunder during any such period of discontinuance. Such amount, if any, shall be paid together with interest, at the prime rate as established by The Chase Manhattan Bank, N.A., for the period.

     For purposes of this Section 2.1, actual knowledge of the Trustee shall mean knowledge obtained by written notice or other written communication to the trust department of the Trustee as provided in Section 11.7.

     2.2. Vehicle to Meet Obligations. The Company represents and agrees that the Trust established under this Agreement does not fund and is not intended to fund any or all of the Plans or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines, in its sole discretion, for the meeting of part or all of its future obligations to some or all of the Participants and their Beneficiaries under the Plans. The Company further represents that each Plan is a deferred compensation plan for a select group of management and highly compensated employees and as such is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except for the disclosure requirements applicable to such plans for which the Company bears full responsibility as to compliance. The Company further represents that no Plan is qualified under Section 401 of the Code and therefore is not subject to any of the Code requirements applicable to tax-qualified plans.

ARTICLE III

Payment to Participants and Beneficiaries

     3.1. Benefit Payments to a Participant or Beneficiary Prior to a Change of Control. Prior to a Change of Control, the Trustee shall make such payments from the Fund to a Participant or Beneficiary at the time and in such form as the Company shall direct in writing.

     3.2. Benefit Payments to a Participant or Beneficiary Upon a Change of Control. Upon a Change of Control:

     (a) The Trustee shall obtain from the recordkeepr servicing the Plan prior to a Change of Control, or such other recordkeeper as the Trustee may then select, records indicating the amount of, form, and timing of the benefit payment which would be required to be made to each Participant or Beneficiary under the terms of the Plan, together with each Participant's or Beneficiary's name, last known address and social security number. The Trustee may rely upon and shall be under no duty to verify the records.

     (b) A Participant or Beneficiary shall become entitled to a distribution from the Fund at the time and in the form specified by the recordkeeper pursuant to Section 3.2(a) of this Article III. Either the Company, a Participant or a Beneficiary must inform the Trustee that a distribution from the Trust has become payable by written notice (the “Notice of Claim”) which sets forth the factual basis for the Participant's or Beneficiary's assertion. Upon receiving such notice, the Trustee shall notify the Company and the Participant or Beneficiary in writing of its receipt of a Notice of Claim. Either the Participant, Beneficiary or the Company may then object to the Participant's or Beneficiary's claim (an “Objection”). The Company, in case of Objection, shall deliver to the Trustee, within seven business days after receipt of the Notice of Claim, an opinion of independent legal counsel to the Company (which opinion may be based upon representations of fact, as long as such counsel does not know that such representations are untrue) that the Participant or Beneficiary is not entitled to a distribution as asserted by the Participant or Beneficiary. Unless the Company files a timely Objection, the Trustee shall determine based on the information provided by the recordkeeper specified pursuant to Section 3.2(a) hereof, the appropriate distributions from the Trust Fund to which the Participant or Beneficiary is entitled under the terms of the Plan.

     (c) If the Company files a timely Objection to a Participant's or Beneficiary's Notice of Claim which disputes the Participant's or Beneficiary's right to payment, the Trustee shall reserve the amount of such payment, but shall not make such payment to the Participant or Beneficiary, until a final and binding decision is received by the Trustee pursuant to Subsection (d) below. The Trustee shall not be liable in any manner if the assets of the Fund are insufficient to provide for the payment of any benefit payment.

     (d) If the Company files an Objection, the Trustee shall, within thirty (30) days after receipt of such notice, submit the dispute to final and binding arbitration as provided in Article XI, Section 11.4 hereof. If such arbitration results in a determination that the Beneficiary is entitled to any payment from the Company, payment shall be made by the Trustee in accordance with this Article III.

     3.3. Benefit Payments to Participant and/or Beneficiary if No Objection is Made. If neither the Company, the Participant nor the Beneficiary objects to the right to commencement of benefits within fifteen (15) days of receipt of the Trustee's notice of receipt of the Notice of Claim, benefits will be paid as follows:

       (a) After expiration of the objection period, the Trustee will obtain a benefit calculation from the entity designated as the recordkeeper for the Plan immediately prior to the Change of Control. To the extent that such recordkeeper is unwilling or unable to provide the Trustee with appropriate information, the Trustee may select another recordkeeper.

       (b) The Trustee will provide the Company and each Participant and/or Beneficiary with the applicable benefit calculations. If within fifteen (15) days no party objects to such calculation, benefits will be paid in accordance with the benefit calculation.

     (c) If any party objects to the benefit calculation, the dispute will be submitted by the Trustee within thirty (30) days to final and binding arbitration as provided in Article XI, Section 11.4 herein. Any objection by the Company shall be accompanied by specified reasons for the objection.

     3.4. Tax Reporting and Withholding. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the benefit payment and shall pay amounts withheld to the appropriate taxing authorities.

     3.5. Discharge of Obligation. The Company's obligations to make benefit payments to each Participant or Beneficiary under the Plan giving rise to such obligations are discharged to the extent that a distribution is made under this Agreement.

     3.6. Order of Benefit Payments. If a Participant has a Separate Account and/or an Earmarked Account with respect to a Plan or a particular benefit under any such Plan, any distribution made hereunder to such Participant with respect to such Plan or benefit made (i) prior to a Change of Control, shall be charged against such Separate Account or Earmarked Account to the extent sufficient to pay such benefits (or, in the case of a Participant who has a Separate Account and an Earmarked Account with respect to the same benefit or Plan, as the case may be, first against the Earmarked Account until its assets have been exhausted) and thereafter against any General Account established with respect to such Plan or benefit (regardless of whether the Separate Account or Earmarked Account is established under Subtrust A) or (ii) after a Change of Control, shall be charged against amounts credited to such Separate Account in the same proportion as the value of the assets of such account as of the close of the prior calendar year bears to the actuarial present value (as determined by the Company) of the Participant's benefit under such Plan (or such benefit under such Plan) as of the close of such prior calendar year (or, in the case of a Participant who has a Separate Account and an Earmarked Account with respect to the same benefit or Plan, as the case may be, the portion of each such payment not charged against a General Account shall first be charged against the Separate Account until its assets are exhausted), with the remainder to be charged against any General Account established with respect to such Plan or benefit (regardless of whether the

Separate Account or Earmarked Account is established under Subtrust A). If at any time any Participant's Separate Account and Earmarked Account established with respect to any Plan or benefit and any General Account established with respect to such Plan or benefit have been exhausted, no additional amounts shall be payable from the Trust with respect to such Plan or benefit unless the Participant with respect to whom the benefit is payable shall elect in writing to permit the assets of a Separate Account or Earmarked Account established on behalf of such Participant with respect to another Plan or benefit (whether under Subtrust A or Subtrust B) to be used to pay such other benefit. Notwithstanding the foregoing, nothing in this Section 3.6 shall be construed to limit the Company's right, prior to a Change of Control, to transfer assets as provided under Section 1.4.

     3.8. Forfeiture. In the event a Participant's rights under the terms of any Plan are forfeited or such Participant's benefits under the terms of any Plan are fully satisfied, the Trustee shall thereupon prepare a certification to the Company showing the balance, if any, remaining in any Separate Account established with respect to such Participant. Any amount listed on such a certificate shall be forfeited. Any forfeited amount held (i) in a General Account shall remain in the General Account or (ii) in a Separate Account established under Subtrust B shall be reallocated to the General Account established with respect to the same Plan or benefit as such Separate Account or, if directed by the Company prior to a Change of Control, to the Separate Accounts of any Participant or Participants established with respect to the same Plan or benefit as such Separate Account in the manner directed by the Company. Any forfeited amount held in a Separate Account established under Subtrust A shall be reallocated to the remaining Separate Accounts established under such Subtrust A in proportion to the amounts credited to each such Separate Account on the last day of the calendar year in which the forfeiture occurs.

     Prior to a change of Control, the Trustee shall have no responsibility for determining whether any Participant or Beneficiary has died or whether a Participant's rights under the terms of any Plan have been forfeited and shall be entitled to rely upon information furnished by the Company. Following a Change of Control, the Trustee shall determine whether a Participant's benefit shall be deemed forfeited or whether a Participant or Beneficiary has died based on information supplied by the Company; provided, however, that a certified death certificate received by the Trustee shall be conclusive evidence of the death of any person regardless of the source of such certificate.

     3.9. Company's Liability Not Limited To Trust Assets. Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the retirement and death benefits provided under the Plan except to the extent such liabilities are met by application of Fund assets.

     3.10. Use of Earmarked Assets. Notwithstanding anything else in this Agreement to the contrary, prior to the time at which a forfeiture thereof occurs under Section 3.7, any Earmarked Assets held in a Participant's Separate Account shall be used exclusively to satisfy the Company's obligation to such Participant with respect to the Plan or benefit for which the Separate Account was established.

ARTICLE IV

Administration

     4.1. Plan Documents and Authorizations. The Company shall provide the Trustee with a certified copy of each Plan and all amendments thereto and of the resolutions of the Board of Directors of the Company approving the Plans and all amendments thereto, promptly upon their adoption. The Company shall file with the Trustee a certified list of the names and specimen signatures of the officers of the Company, the members of the Executive Benefits Committee and any person authorized to act for them. Prior to a Change of Control, the Company shall promptly notify the Trustee of the addition or deletion of any person's name to or from such list, respectively. Following a Change of Control, deletion of any person from such list may only be made with the consent of such person. Additions to such list following a Change of Control may be made only to the extent necessary to replace any person deleted hereunder and then only with the consent of a majority of the persons who remain on such list. Until receipt by the Trustee of proper notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices and directions by any such authorized person or persons to the Trustee shall be in writing signed by such person or persons, provided that the Executive Benefits Committee may certify to the Trustee one or more of its members to act on behalf of the entire committee and the Trustee may rely on the actions of such person or persons until notified in writing that such certification has been revoked. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee reasonably believes to have been signed thereby. The Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer or agent of the Company. The Company shall be responsible for keeping accurate books and records with respect to the employees of the Company, their compensation and their rights and interests under the Plans.

     4.2. Contributions. The Company shall make its contributions to the Trust in accordance with appropriate corporate action and the Trustee shall have no responsibility with respect thereto, except to add to the Fund any such contributions received; provided that the Executive Benefits Committee may undertake on the behalf of the Participants such action as is necessary to compel the Company to meet its legal obligations under the Plans.

     4.3. Indemnification. The Company shall indemnify and hold harmless the Trustee and members of the Executive Benefits Committee under the Plans for any liability or expenses, including without limitation, reasonable attorneys' fees, incurred by the Trustee or the Executive Benefits Committee with respect to any action undertaken hereunder or pursuant to the Plans, other than on account of the indemnities's negligence or willful misconduct.

     ARTICLE V

Trust Investments

     5.1. Limited Liability of Trustee. The Trustee shall not be liable for the discharge of its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if the Trustee acts in good faith and in accordance with the terms of this Agreement and any applicable Federal or state laws, rules or regulations.

     5.2. General Investment Powers. Subject to Sections 5.3, 5.8, 5.9 and 5.11, and to any investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change of Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

      (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stock, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee, or any affiliate thereof), leaseholds, mortgages, certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes of property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund; provided that as soon as practicable following a Change of Control, the Company may direct the Trustee to purchase (under Subtrust B a fully paid whole life insurance policy on each Participant under the SLIP (or a fully paid policy with respect to such persons for whom there is sufficient assets to purchase such a fully paid policy in accordance with an order of priority established by the Company) in an amount equal to one half of the death benefits otherwise payable as death benefits with respect to such Participant under the SLIP, as identified to the Trustee by the Company, which shall be credited to a Participant's Earmarked Account under the SLIP and treated as an Earmarked Asset for purposes of paying death benefits to such Participant, provided that the Company shall have contributed (or otherwise made available under the terms of the Trust) an amount sufficient to comply with such direction and, to the extent sufficient funds are not available to purchase a policy for any Participant meeting the criteria established above, no policy shall be purchased;

      (b) To invest and reinvest all or any portion of the Fund, other than Earmarked Assets, collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee for plans or programs which are not tax qualified, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Fund in any such common collective or commingled trust fund;

      (c) To retain any property at any time received by the Trustee, including any securities of the Company;

      (d) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

      (e) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

      (f) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

      (g) To extend the time of payment of any obligation held by it;

      (h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

     (i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

      (j) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

      (k) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation or partnership, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

      (l) To employ suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

      (m) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

     (n) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

      (o) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein;

      (p) To pay premiums on any insurance policy or annuity policy, under which the Trust is the Beneficiary, at the direction of the Executive Benefits committee in order to safeguard the benefits payable to the Participants and Beneficiaries under the Plan or to borrow against the cash value of any insurance or annuity policy or policies held by the Trustee, only if the Trustee is directed to do so by the Executive Benefits Committee;

      (q) To change the insured individual of any insurance policy held by the Trustee, if the insured ceases to be entitled to benefits under the Plan with respect to which the policy was purchased, to another employee entitled to benefits under such Plan, as directed by the Executive Benefits Committee;

      (r) To change the terms of any policies of insurance, as directed by the Executive Benefits Committee and as agreed to by the insurance carrier;

      (s) To invest and reinvest the assets, in whole or in part, of Subtrusts “A” and “B” collectively, without distinction as to which Subtrust such assets belong. To the extent collectively invested, each Subtrust shall have a proportionate interest in the collectively invested assets, which proportionate interest shall be calculated by the Trustee in any manner which it determines, in good faith, to be reasonable.

     (t) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

     5.3. Earmarked Assets. Notwithstanding anything else contained herein to the contrary, prior to a Change of Control the Company shall direct the Trustee as to the investment of any Earmarked Assets. Following a Change of Control, the Trustee shall (i) continue to hold all Earmarked Assets held in any Separate Account, and (ii) have full discretion over Earmarked Assets held in a General Account, in accordance with the provisions of Section 5.2.

     5.4. No Duty of Inquiry. No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     5.5. Method of Distribution. The Trustee shall distribute cash or property from the Fund in accordance with Article III hereof. The Trustee may make any distribution required hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or prior to a Change of Control if no such address shall have been so furnished, to such person in care of the Company or (if so directed by the Company prior to a Change of Control) by crediting the account of such person or by transferring funds to such person's account by bank or wire transfer. Notwithstanding the foregoing, provided that the Company shall have taken all requisite actions under Section 5.2(b) to affect a purchase of fully paid whole life insurance policies in an amount equal to one-half of the death benefits otherwise payable with respect to each Participant under the SLIP, as soon as practicable following a Change of Control, the Trustee shall distribute the corresponding policy to each Participant identified by the Company as (i) vested in such benefits under the SLIP at the time of such Change of Control or (ii) being involuntarily terminated following a Change of Control.

      5.6. Insurance Premiums. If any life insurance premiums cannot be paid from the Fund, the Trustee shall elect the policy option which, in the written opinion of the insurance company issuing such policy, is the policy option which will extend the current amount of life insurance protection for the longest period.

     5.7. Actions by Company. If at any time there is no person authorized to act under this Agreement on behalf of the Company, the Board of Directors of the Company shall have the authority to act on behalf of the Company hereunder.

     5.8. Company Securities. Notwithstanding anything else contained herein to the contrary, prior to a Change of Control the Executive Benefits Committee may direct the Trustee to invest assets of the Trust in Company securities, and shall direct the Trustee as to the continued holding of any Company securities (whether contributed or purchased at the direction of the Executive Benefits Committee); provided that, in the event of any tender or exchange offer for all or any part of any class of Company security, the Trustee shall have full discretion to decide whether to accept such offer as to all or any portion of such class of security held under the Trust.

     5.9. Appointment of Investment Managers. Prior to the date a Change of Control occurs, the Company, and after the date a Change of Control occurs, the Trustee, may appoint one or more investment managers (“Investment Managers”) which shall be banks, investment advisers registered under the Investment Advisers Act of 1940, or insurance companies, to direct the Trustee as to the investment of all or a portion of the Fund for the exclusive benefit of the Participants and Beneficiaries, in accordance with the standards set forth in Section 404(a) of ERISA. Notwithstanding the foregoing, prior to the date a Change of Control occurs, the Company may appoint the Trustee (or any of its affiliates) as an Investment Manager, if it is otherwise qualified to serve as an Investment Manager and in such instance, the Trustee shall have discretion over the investment of the Fund, subject to the provisions of Section 5.2 hereof.

      The Company shall notify the Trustee of the appointment of any Investment Manager (other than the Trustee) under this Section 5.9 by delivering to the Trustee (1) an executed copy of an instrument under which the Investment Manager was appointed to act hereunder and setting forth the investment powers of the Investment Manager and (2) a written instrument executed by the Investment Manager in which it acknowledges that it has agreed to act as such. Any notice of appointment pursuant to this Section 5.9 shall constitute a representation and warranty by the Company that the Investment Manager is qualified under and has been appointed in accordance with the provisions hereof. Notwithstanding anything herein contained to the contrary, during the term of its appointment, the Investment Manager shall have the sole responsibility for the investment and reinvestment of the portion of the Fund for which it was appointed to act, and, subject to the limitations on the types of appropriate investments set forth in Section 5.2 hereof, shall have full power in its discretion to direct the Trustee with respect to the exercise by it of its investment powers, including the voting of shares. Pending receipt of instructions from any Investment Manager with respect thereto and subject to any investment guidelines agreed to in writing from time to time pursuant to Section 5.2 hereof, any cash received by the Trustee from time to time shall be invested by the Trustee in demand and term notes (including those commonly known as “master notes”) maturing not more than three years after the date of purchase thereof, United States Treasury bills, other government and agency obligations maturing not more than three years after the date of purchase thereof, group annuity or other contracts providing a guaranteed rate of return with a maturity not exceeding three years, certificates of deposit, commercial paper, government guaranteed paper, common or collective trust funds, money market mutual funds, other money market instruments, savings accounts or other deposits with a financial institution (including the Trustee, if a financial institution is serving as such) and part interests in any one or more of the foregoing.

     The Company may terminate its appointment of an Investment Manager at any time and shall in writing notify the Trustee of such termination, and may thereafter appoint a successor Investment Manager in the same manner as provided above in this Section 5.9. Any successor Investment Manager shall thereafter, until its appointment is terminated, be deemed to be an “Investment Manager” for all purposes of this Agreement. If there shall be more than one Investment Manager, the portion of the Fund to be invested by each Investment Manager shall be held in a separate account and the powers and authority of each Investment Manager shall be divided as set forth in the instruments appointing such Investment Managers.

     So long as an Investment Manager (other than the Trustee or one of its affiliates) is serving as such, the Trustee shall be under no duty or obligation to review the assets comprising any portion of the Fund managed by the Investment Manager, to make any recommendations with respect to the investment or reinvestment thereof, or to determine whether any direction received from any Investment Manager is proper or within the terms of this Trust Agreement or to monitor the activities of any Investment Manager.

     5.10. Trustee's Liability for Acting Under the Directions of an Investment Manager. The Trustee shall have no liability or responsibility to the Company or any persons claiming any interest in the Fund for acting without question on the direction of, or for failing to act in the absence of any direction from, any Investment Manager unless the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any Investment Manager constituting a breach of its duties hereunder, knowing such act or omission was a breach of such duties; provided, however, that the Trustee shall not be deemed to have “participated” in a breach by an Investment Manager for the purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees or agents of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of the Fund managed by any

Investment Manager or solely as a result of settling purchase and sale transactions entered into or directed by any Investment Manager, or to have 'knowledge' of any such breach solely as a result of the information received by the Trustee or its officers, employees or agents in the normal course in performing such functions or settling such transactions. If the Trustee has actual knowledge of a breach committed by any Investment Manager, it shall promptly notify the Company in writing thereof, and the Trustee, except as required by applicable law, shall thereafter have no responsibility to remedy such breach.

     5.11. Company Investment Direction. Prior to a Change of Control, the Trustee is obligated to invest or reinvest such portion of the Fund as may be specified in a written investment direction to the Trustee from the Company. Prior to a Change of Control, the Trustee shall have no discretion with respect to the investment or reinvestment of that portion of the Fund for which the Company has provided investment direction. The Trustee shall not be liable for that portion of the Fund for which the Company has provided investment direction or for any acts or omissions of the Company, or for following or for taking or refraining from taking any action at any direction of the Company given prior to receipt by the Trustee of written notice from the Company of revocation of the investment direction or for the failure of the Company to give a direction or for any act or omission in connection with its failure. The Trustee shall have no responsibility for any assets of the Fund while subject to the investment direction of the Company. On or after a Change of Control, the Company shall have no further authority or power to direct the investment of all or any portion of the Fund and the Trustee shall have the authority and power to invest the portion of the Fund previously subject to investment direction by the Company.

ARTICLE VI

Expenses

     6.1. Taxes. The Company agrees that all income, deductions and credits of each Account under the Trust (including all Separate Accounts and all Earmarked Accounts) belong to it as owner for income tax purposes and will be included on the Company's income tax returns. The Company shall pay any Federal, state and local taxes on the Fund, or any part thereof, and on the income therefrom.

     6.2. Compensation. The Trustee shall be entitled to such compensation and fees for its services under this Agreement as shall be set forth in its Published Schedule of Compensation in effect at the time such compensation is payable. Such expenses and compensation shall be a charge on the Fund and shall constitute a lien in favor of the Trustee until paid by the Company. Such compensation, fees and reimbursement for expenses and liability described in Section 4.3 and Section 5.2(l), shall be paid to the Trustee by the Company directly; but if the Company shall fail to do so, the Trustee shall be entitled to withdraw all amounts to which it is entitled first from all General Accounts under Subtrust B on a pro rata basis, to the extent that they are sufficient, then pro rata from the assets of all Separate Accounts under Subtrust A and Subtrust B other than Earmarked Accounts, and finally, pro rata from all Earmarked Accounts under Subtrust A and Subtrust B. To the extent the Fund is not sufficient, the additional amounts due shall constitute a lien against the Fund. If the Trustee's compensation is paid from the Fund, the Company shall reimburse the Fund for any such payments which shall be added back first to any Earmarked Accounts from which such compensation was paid, then to any Separate Accounts and any remaining amount shall be added back to the General Account.

ARTICLE VII

Trust Records and Accounts

     7.1. Trust Records. The Trustee shall maintain records with respect to the Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Fund shall be open to inspection by the Company and Participants, or their representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; provided, however, the Trustee shall be entitled to additional compensation from the Company, as mutually agreed upon by the Company and the Trustee, in respect of audits or auditors' requests which the Trustee determines to exceed the ordinary course of the usual scope of such examination of its records.

     7.2. Settlement of Accounts. Within a reasonable time after the close of each fiscal year of the Company (or, in the Trustee's discretion, at more frequent intervals), or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Fund. Any such statement shall be deemed an account stated and accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company.

     The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

ARTICLE VIII

Trustee Resignation and Removal

     8.1. Resignation of Trustee. The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation shall take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the appointment of a successor trustee. Notwithstanding the foregoing, following a Change of Control, the Trustee's resignation shall not be effective until a successor trustee has been appointed and is ready to act Hereunder.

     8.2. Removal of Trustee. The Trustee may be removed by the Company at any time prior to a Change of Control, pursuant to a resolution of the Board of Directors of the Company removing the Trustee and appointing a successor trustee, upon delivery to the Trustee of a certified copy of such resolution. Such removal shall become effective sixty (60) days after receipt by the Trustee of such resolution, unless the Trustee shall agree to an earlier effective date. Following a Change of Control, the Trustee may not be removed.

     8.3. Appointment of a Successor Trustee. Upon the resignation or removal of the Trustee prior to a Change of Control, a successor trustee shall be appointed by the Company. Following a Change of Control, any successor trustee shall be appointed by the Executive

Benefits Committee under the SERP. Such successor trustee shall be a bank or trust company established under the laws of the United States or a State within the United States and having assets in excess of $500,000,000. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Company or the Executive Benefits Committee, as the case may be, and (b) an acceptance by such successor trustee. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.

     8.4. Petition for Successor. If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

     8.5. Transfer of Fund. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Fund to such successor. Under no circumstances shall the Trustee transfer or deliver the Fund to any successor which is not a bank or trust company as hereinabove defined.

ARTICLE IX

Termination

     9.1 Termination of the Trust. The Trust may be terminated at any time by the Company, pursuant to a resolution of the Board of Directors thereof, with the written consent of a majority of the then Participants (excluding beneficiaries), upon delivery to the Trustee of a certified copy of such resolution and a written instrument of termination duly executed and acknowledged in the same form as this Agreement together with a certification, in such form as the Trustee may require, that the consent of Plan Participants has been obtained; provided further that in the event of a Change in Control the Trust may not be terminated without the written consent of a majority of the persons who are then Participants who were also Participants as of the day before such Change in Control. However, the Trust may not be terminated in the event of the Company's bankruptcy or insolvency, as defined in Section 2.1, and, in such case, distributions will be made in accordance with that Article.

     9.2 Distribution Upon Termination. Upon the termination of the Trust, the Trustee shall, after the acceptance and approval of its account, distribute to each Participant or his Beneficiary (i) the amount credited to any of the Participant's Separate Accounts, and (ii) such Participant's proportionate share of any General Account. After satisfaction of all liabilities with respect to all Participants in the Plan and their Beneficiaries, the Trustee shall distribute any assets remaining in the Fund to the Company in accordance with its written direction. Upon completing such distributions, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Fund remains in its possession.

ARTICLE X

Amendment

     Prior to a Change of Control, this Agreement may be amended, in whole or in part, at any time and from time to time, by the Company, pursuant to a resolution of the Board of Directors thereof by delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent; provided, however, any such amendment adversely affecting any benefit due a Participant or his Beneficiary, or the procedures for distribution thereof, shall not become effective unless such Participant or Beneficiary consents thereto in writing. Following a Change of Control, this Agreement may not be amended, except as may be required to comply with applicable law, as determined by the Trustee in consultation with its counsel.

ARTICLE XI

Miscellaneous

     11.1. Governing Law. This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of New York insofar as such laws do not contravene any applicable Federal laws, rules or regulations.

     11.2. Gender. Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

     11.3. No Rights to Particular Assets. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust (including, without limitation, any Earmarked Assets) before such assets are paid to the Participant or Beneficiary, as provided in Article III, and all rights created under the Trust and each Plan shall be unsecured rights of the Participant or Beneficiary against the Company. No rights or interest of any Participant or Beneficiary under any Plan shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any Participant or Beneficiary in any such plan shall be subject to any garnishment, attachment or execution. Notwithstanding anything to the contrary, the Fund shall at all times remain subject to claims of general creditors of the Company in the event of the Company's bankruptcy or insolvency as provided herein.

     11.4. Arbitration. The Company agrees that by the establishment of this Trust it hereby forgoes any judicial review of certification by the Trustee as to the benefit payable to any persons hereunder. If a dispute arises as to the amounts or timing of any such benefits or the persons entitled thereto under any Plan or this Agreement, the Company agrees that it shall consent to resolve such dispute by binding arbitration proceedings initiated in accordance with the rules of the American Arbitration Association. Such arbitration proceedings shall be held in New York, New York in front of a panel of three (3) arbitrators, the members of which shall be selected, respectively, by the Company, the Participant or the Beneficiary of any deceased

Participant, and the Trustee. Each party to the arbitration shall pay their own costs and expenses (including legal fees) of such proceeding. However, the arbitrators of such proceeding shall be entitled to award costs and attorneys fees to the Participant (or the Beneficiary of any deceased Participant) if they determine that there was no reasonable basis for the Company's decision. The results of such proceedings shall be conclusive and shall not be subject to judicial review. The Trustee shall be conclusively entitled to abide by the arbitrator's decision in such proceedings. It is expressly understood that pending the resolution of any such dispute, payment of benefits shall be made and continued by the Trustee and that the Trustee shall have no liability with respect to such payments.

     11.5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of Participants or the Beneficiaries of deceased participants to receive benefits hereunder.

     11.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

     11.7. Notices. Communication to the Trustee shall be sent to The Chase Manhattan Bank, N.A., Trust and Estate Management Division, 1211 Avenue of the Americas, 34th Floor, New York, New York 10036 or to such other address as the Trustee may specify in writing. communications to the Company shall be sent to the attention of the Executive Benefits Committee under the SERP at the Company's principal offices or to such other address as the Executive Benefits Committee may specify in writing. No communication shall be binding upon the Trustee or the Company until received.

     11.8. Limited Right of Revocation. Notwithstanding any provisions in this Agreement to the contrary, the Company reserves the right, prior to a Change of Control, to revoke this Trust in the event it is unable to obtain (i) a ruling from the United States Internal Revenue Service or (ii) an opinion from counsel selected by the Company that the establishment of the Fund pursuant to the terms of this Agreement shall not result in recognition of taxable income by the Participants or Beneficiaries under the constructive receipt doctrine, the economic benefit doctrine or under the principles of Section 402(b) of the Internal Revenue Code for federal income tax purposes. Such right to revoke this Trust shall arise upon receipt by the Company of notification that the Internal Revenue service will not rule or will rule unfavorably on the Company's application for such income tax ruling and from the counsel selected by the Company that it will not issue the opinion described in clause (ii) of the preceding sentence. This Section 11.8 shall be rendered without effect upon (a) the issuance of a favorable income tax ruling by the Internal Revenue Service or the receipt of the opinion referred to above, (b) the expiration of ninety (90) days after the delivery of either of the written notifications described in the preceding sentence or (c) the delivery to the Trustee of a written waiver by the company of its revocation rights under this Section 11.8, with such waiver signed and acknowledged in the same manner as this Agreement. Upon any revocation of this Trust by the Company in accordance with this Section 11.8, the Trustee shall deliver all assets in the Trust to the Company and any interests of Participants and Beneficiaries hereunder shall thereafter be void and nonexistent. Upon such delivery of the assets of the Trust by the Trustee to the Company, the duties and responsibilities of the Trustee hereunder shall be fully discharged.

     11.9. Adverse Tax Consequences. Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall make appropriate payments hereunder before such payments are otherwise due if it is notified by a Participant or Beneficiary, in the format provided in Appendix I, that based on a (i) change in the tax or revenue laws of the United States of America, (ii) a published ruling or similar announcement issued by the Internal Revenue Service, (iii) a regulation issued by the Secretary of the Treasury or his delegate, (iv) a decision by a court of competent jurisdiction involving the Participant or Beneficiary or (v) a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves the Participant or Beneficiary, that Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him.

     11.10. Change of Control. For purposes of this Trust, a Change in Control of the Company shall occur if:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

      (b) individuals who as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

      (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a Change of Control shall only be treated as having occurred if the Company or the Executive Benefits Committee notifies the Trustee in writing that such an event has occurred.

     IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed this 29th day of October, 1998.

AVON PRODUCTS, INC.
Attest:
/s/ C. Richard Mathews	By:	/s/ Ward M. Miller, Jr.

Senior Vice President and General Counsel

THE CHASE MANHATTAN BANK, N.A.
Attest:
/s/ Patricia Grangarde	By:	/s/ Vito Milillo

Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

      Personally appeared Vito Milillo of The Chase Manhattan Bank, N.A. signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Company, before me, on October 15, 1998

/s/ Antionette D. Turner

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

     Personally appeared Ward Miller of Avon Products, Inc. signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Company, before me, October 29, 1998.

/s/ Lorna P. Laemmie

Notary Public

APPENDIX I

FORM OF NOTICE CONCERNING EARLY TAXATION

     I, the undersigned Participant (Beneficiary) under the Avon Products, Inc. Trust Agreement, as amended and restated, October 29,1998, hereby notify The Chase Manhattan Bank, N.A., as Trustee, that pursuant to Section 11.9, thereof, the undersigned will recognize income for Federal income tax purposes due to funds held in said trust and request payment of all funds held in my account. I do hereby certify the above to be a true statement and I hereby furnish the following independent verification of the reasons why I will recognize income for Federal income tax purposes:

      [Individual is to list the type of independent verification and enclose a copy of such verification.]

Participant/Beneficiary